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                                                                      EXHIBIT 11

                     STIRLING COOKE BROWN HOLDINGS LIMITED

           STATEMENT OF COMPUTATION OF NET INCOME PER ORDINARY SHARE

  (Expressed in thousands of United States dollars, except share and per share data)

                                                  AS OF OR FOR THE YEAR ENDED
                                                         DECEMBER 31,
                                                 ------------------------------
                                                   1995      1996       1997
                                                 --------- ---------  ---------
Net income.....................................  $   4,594 $   9,918  $  12,993
                                                 ========= =========  =========
BASIC
Number of shares:
Weighted average number of ordinary Shares out-
 standing......................................  4,000,020 7,879,121  8,382,434
Weighted average treasury shares held..........          0   (67,227)  (143,396)
Shares issued in June 1997.....................    288,888   288,888    144,444
                                                 --------- ---------  ---------
                                                 4,288,908 8,100,782  8,383,482
                                                 ========= =========  =========
Net income per share...........................  $    1.07 $    1.22  $    1.55
                                                 ========= =========  =========
DILUTED
Number of shares:
Weighted average number of ordinary Shares out-
 standing......................................  4,000,020 7,879,121  8,237,990
Weighted average treasury shares held..........          0   (67,227)  (143,396)
Shares issued in June 1997.....................    288,888   288,888    288,888
Incremental shares from assumed exercise of op-
 tions.........................................     15,190   205,828    131,991
                                                 --------- ---------  ---------
                                                 4,304,098 8,306,610  8,515,473
                                                 ========= =========  =========
Net income per share assuming dilution.........  $    1.07 $    1.19  $    1.53
                                                 ========= =========  =========